UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

The Merger

On June 29, 2015, Willis Group Holdings plc, an Irish public limited company (“Willis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Willis, Citadel Merger Sub, Inc., a Delaware corporation and a subsidiary of Willis (“Merger Sub”), and Towers Watson & Co., a Delaware corporation (“Towers Watson”).

Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Towers Watson (the “Merger”), with Towers Watson surviving the Merger as a subsidiary of Willis.

At the effective time of the Merger, each share of Class A common stock, par value $0.01 per share, of Towers Watson (the “TW Common Stock”) issued and outstanding immediately prior to the Merger (other than shares held by Towers Watson, Willis or Merger Sub and dissenting shares) will be converted into the right to receive 2.6490 validly issued, fully paid and nonassessable ordinary shares of Willis (the “Merger Consideration”). In addition, Towers Watson intends to declare and pay a pre-Merger special cash dividend in an amount equal to $4.87 per share, payable to holders of record of TW Common Stock prior to the closing date.

Concurrently with the execution of the Merger Agreement, Towers Watson and ValueAct Capital (“ValueAct”), a beneficial owner of approximately 10.3% of Willis’s ordinary shares, entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, ValueAct agreed to support the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger by voting all ordinary shares of Willis owned by ValueAct in favor of the Transactions. ValueAct also agreed not to enter into any voting agreement or voting trust or grant a proxy which is inconsistent with its obligations to vote in favor of the Transactions.

Conditions to the Merger

Each of Willis’s and Towers Watson’s obligation to consummate the Merger is subject to a number of conditions, including, among others, the following, as further described in the Merger Agreement: (i) approval of Willis shareholders of the issuance of Willis ordinary shares in the Merger, (ii) approval of Towers Watson shareholders of the adoption of the Merger Agreement, (iii) effectiveness of the registration statement relating to the transaction, (iv) absence of specified adverse laws or orders, (v) expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended and the receipt and effectiveness of specified consents of, or filings with government entities, (vi) the Willis ordinary shares to be issued in the Merger being approved for listing on the New York Stock Exchange and/or the NASDAQ, (vii) the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the Merger Agreement, (viii) Willis, not, as a result of change in law, being treated as a domestic corporation for U.S. federal income tax purposes as of or after the closing date, (ix) receipt by both parties of a tax opinion from each of their respective legal counsel, (x) material compliance by the other party with its covenants and (xi) no material adverse effect having occurred with respect to the other party since the signing of the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants by Willis, Merger Sub and Towers Watson. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Willis and Towers Watson to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking specified actions without the consent of the other party. Each of Willis and Towers Watson has agreed not to solicit any offer or proposal for specified alternative transactions, or, subject to certain exceptions relating to the receipt of unsolicited offers that may be deemed to be “superior proposals” (as defined in the Merger Agreement), to participate in discussions or engage in negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made such an offer or proposal.

The Merger Agreement provides that following the Merger, subject to the applicable approvals by Willis shareholders at a special meeting of Willis shareholders, Willis will effect (i) a consolidation (i.e., a reverse stock split under Irish law) of Willis ordinary shares whereby every 2.6490 Willis ordinary shares will be consolidated into one Willis ordinary share and (ii) an amendment to its Constitution and other organizational documents to change its name from Willis Group Holdings plc to Willis Towers Watson plc.

Pursuant to the Merger Agreement, at the closing, the board of directors of Willis will be composed of twelve (12) directors of which six (6) shall be designated by Willis and six (6) shall be designated by TW. In addition, at the closing, Dominic Casserley will resign as Chief Executive Officer of Willis and be appointed President and Deputy Chief Executive Officer and John J. Haley will be appointed Chief Executive Officer and Chairman of the combined company.

Termination and Termination Fees

The Merger Agreement contains certain customary termination rights, including, among others, (a) the right of either Willis or Towers Watson to terminate the Merger Agreement if Towers Watson’s stockholders fail to adopt the Merger Agreement or if Willis’s shareholders fail to approve the issuance of Willis ordinary shares, (b) the right of either Willis or Towers Watson to terminate the Merger Agreement if (A) the board of directors of the other party changes its recommendation, in the case of Towers Watson, to adopt the Merger Agreement, and, in the case of Willis, to approve the issuance of Willis ordinary shares or (B) the other party materially breaches the no-shop, (c) the right of either Willis or Towers Watson to terminate the Merger Agreement, if prior to the receipt of such party’s shareholder approval, such party’s board of directors changes its recommendation; in the case of Towers Watson, to adopt the Merger Agreement and, in the case of Willis, to approve the share issuance, in order to accept a superior proposal and such party enters into a definitive agreement for such superior proposal and pays the termination fee to the other party (the “Fiduciary Out”) and (d) the right of either Willis or Towers Watson to terminate the Merger Agreement if the Merger has not occurred by March 31, 2016 (the “Outside Date”).

Towers Watson must pay a termination fee of $255 million if (A) the Merger Agreement is terminated by Willis as a result of a change of recommendation by the Towers Watson board of directors or a material breach by Towers Watson of the no-shop (B) Towers Watson terminates the Merger Agreement pursuant to the Fiduciary Out or (C)(1) the Merger Agreement is terminated by either Towers Watson or Willis for failure to close by the Outside Date or because Towers Watson shareholder approval is not obtained or by Willis due to a breach by Towers Watson which would result in a failure to meet the closing conditions described above and such breach is not curable prior to the Outside Date, (2) a competing proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Towers Watson shareholder meeting and (3) Towers Watson enters into a definitive agreement for a competing proposal within twelve (12) months following such termination and such competing proposal is consummated. In addition, Towers Watson must pay any and all out-of-pocket fees and expenses of Willis up to $45 million if the Merger Agreement is terminated by Willis or Towers Watson because Towers Watson shareholder approval is not obtained or Willis terminates the Merger Agreement due to a breach by Towers Watson which would result in a failure to meet the closing conditions described above and such breach is not curable prior to the Outside Date (the amount specified in the foregoing sentence will be credited against the amount in the previous sentence, if subsequently payable). Willis must pay a termination fee of $255 million or out-of-pocket fees and expenses up to $45 million in reciprocal circumstances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Willis or Towers Watson.

The Merger Agreement contains representations and warranties by Willis and Towers Watson with respect to matters as of specified dates. The representations and warranties reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Willis’s shareholders; in certain cases, merely represent risk-allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Willis’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amended and Restated Employment Agreement – Chief Executive Officer

On June 29, 2015, Willis entered into an Amended and Restated Employment Agreement with its Chief Executive Officer, Dominic Casserley (the “Amended Agreement”), amending and restating Mr. Casserley’s employment agreement with Willis dated October 12, 2012 (the “Original Agreement”). The Amended Agreement is subject to and conditioned upon the occurrence of the closing date of the Merger. The Amended Agreement becomes effective as of the closing date and provides that Mr. Casserley will serve as President and Deputy Chief Executive Officer of the combined company from such time until December 31, 2016, unless earlier terminated, or extended or amended by mutual agreement of the parties. Under the Amended Agreement, Mr. Casserley will continue to receive the same compensation as he received under the Original Agreement, including a $1 million annual base salary, target annual bonus opportunity equal to 225% of annual base salary (and a maximum opportunity equal to 400% of annual base salary), and for the 2016 fiscal year, an equity incentive award having a grant date value equal to 525% of annual base salary. Mr. Casserley will also receive the same benefits as he received under the Original Agreement, including such employee benefits as are provided to similarly situated senior management employees of Willis, as well as continue to receive certain perquisites.

As Mr. Casserley was entitled to certain severance benefits in the event of a qualifying termination occurring after a change in control under his Original Agreement, the Amended Agreement provides for these same severance benefits to Mr. Casserley upon the earliest to occur of his termination of employment by Willis without “cause,” his resignation for “good reason,” his death or disability, and the expiration of his employment term on December 31, 2016 (unless extend or amended by mutual agreement of the parties). In such case, Mr. Casserley will be entitled to receive, subject to executing a release of claims, (i) an amount equal to two times his annual base salary, payable in lump sum, (ii) an amount equal to two times his target annual bonus, payable in lump sum, (iii) a pro-rated annual bonus for a termination occurring in 2015 or a full target bonus (or if greater, actual bonus) for a termination occurring in 2016, payable in lump sum; (iv) 18 months of continued health coverage, (v) waiving of all service-based vesting requirements for unvested equity incentive awards, with all performance goals applicable to such awards being deemed to be met at the greater of actual or target levels.

Under the terms of the Amended Agreement, Mr. Casserley will be subject to noncompetition and nonsolicitation covenants for a period of two years following the termination of his employment with Willis.

Under the terms of the Amended Agreement, Willis continues to provide Mr. Casserley coverage under its directors and officers liability insurance and remains subject to other indemnification obligations.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full employment agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Amendments to Employment Agreements – Executive Officers

On June 29, 2015, Willis, or in certain cases, its subsidiaries, entered into employment agreement amendments (the “Amendments”) with each of its other executive officers, including its named executive officers, John Greene, Timothy Wright and Todd Jones. The amendments provide that the Merger will constitute a Change in Control under the respective employment agreements. The Amendments become effective upon, and are subject to, the occurrence of the closing date of the Merger.

The foregoing description of the Amendments is qualified in its entirety by reference to the full Amendments, which are filed as Exhibit 10.2, 10.3 and 10.4 hereto, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2015, Willis and Towers Watson issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On, June 30, 2015, Willis prepared an investor presentation in connection with the Merger. A copy of the investor presentation is furnished as Exhibit 99.2 hereto.

Also on, June 30, 2015, Willis made available key messages and a fact sheet in connection with the Merger. A copy of each of the key messages and the fact sheet is furnished as Exhibit 99.3 and 99.4 hereto, respectively.

In addition on June 30, 2015, Willis made available a transaction website willisandtowerswatson.mergerannouncement.com. A screenshot of the homepage is furnished as Exhibit 99.5 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description

2.1*	Merger Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co.

10.1	Amended and Restated Employment Agreement, dated as of June 29, 2015, by and between Willis Group Holdings Public Limited Company and Dominic Casserley

10.2	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis Group Holdings Public Limited Company and John Greene

10.3	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis Limited and Timothy Wright

10.4	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis North America Inc. and Todd Jones

99.1	Press Release, dated June 30, 2015, of Willis Group Holdings plc and Towers Watson & Co.

99.2	Investor Presentation, dated June 30, 2015

99.3	Key Messages, dated June 30, 2015

99.4	Fact Sheet, dated June 30, 2015

99.5	Screenshot of Transaction Website Homepage, posted June 30, 2015

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

Responsibility Statement

The directors of Willis accept responsibility for the information contained in this document other than that relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Willis (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Important Information About the Transaction and Where to Find It

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Willis plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction. Willis and Towers Watson plan to file with the SEC and mail to their respective shareholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Willis, Towers Watson, the transaction and related matters. Investors and security holders are urged to read the Registration Statement, the Joint Proxy Statement/Prospectus and other related documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other related documents filed with the SEC by Willis and Towers Watson through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Willis or Towers Watson at the following:

WILLIS	TOWERS WATSON
200 Liberty Street, 7th Floor New York, NY 10281-1003 Attention: Investor Relations	901 N. Glebe Road Arlington, VA 22203 Attention: Investor Relations
(212) 915-8084	(703) 258-8000

investor.relations@willis.com	investor.relations@towerswatson.com

Participants in the Solicitation

Willis and Towers Watson, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of Willis, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Willis’s Form 10-K for the year ended December 31, 2014 and its proxy statement filed on April 17, 2015, which are filed with the SEC. Information regarding Towers Watson’s directors and executive officers, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Towers Watson’s Form 10-K for the year ended June 30, 2014 and its proxy statement filed on October 3, 2014, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Forward Looking Statements

This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Willis or Towers Watson management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Willis and Towers Watson undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transaction on the proposed terms and schedule; the ability of Willis and Towers Watson to successfully integrate their respective operations and employees and realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that Willis and Towers Watson face; compliance with extensive government regulation; the combined company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Willis’s and Towers Watson’s Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
	Name:	Matthew Furman
	Title:	Group General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co.

10.1	Amended and Restated Employment Agreement, dated as of June 29, 2015, by and between Willis Group Holdings Public Limited Company and Dominic Casserley

10.2	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis Group Holdings Public Limited Company and John Greene

10.3	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis Limited and Timothy Wright

10.4	Amendment to Employment Agreement, dated as of June 29, 2015, by and between Willis North America Inc. and Todd Jones

99.1	Press Release, dated June 30, 2015, of Willis Group Holdings plc and Towers Watson & Co.

99.2	Investor Presentation, dated June 30, 2015

99.3	Key Messages, dated June 30, 2015

99.4	Fact Sheet, dated June 30, 2015

99.5	Screenshot of Transaction Website Homepage, posted June 30, 2015

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.